THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

TRUSTEES’

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Trustees of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, organized by a special act of the Wisconsin Legislature (the “Company”), by his or her execution hereof, or an identical counterpart hereof, does hereby constitute and appoint Edward J. Zore, as his or her attorney-in-fact and agent, and in his or her name, place and stead, to execute and sign any registration statement, including any pre-effective or post-effective amendments thereto, together with all exhibits and schedules thereto and other documents and instruments associated therewith to be filed on either Form N-4 or Form N-6 (or on any other applicable form) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 and/or the Investment Company Act of 1940 in connection with variable contracts issued through separate accounts that are established by the Company, including the following:

(a)	NML Variable Annuity Account A (333-72913);
(b)	NML Variable Annuity Account A (Fee-Based) (333-133380);
(c)	NML Variable Annuity Account B (2-29240);
(d)	NML Variable Annuity Account B (Fee-Based) (333-33232);
(e)	NML Variable Annuity Account C (2-89905-01);
(f)	NML Variable Annuity Account C (Network Edition) (333-133381);
(g)	Northwestern Mutual Variable Life Account (2-89972);
(h)	Northwestern Mutual Variable CompLife (33-89188);
(i)	Northwestern Mutual Variable Executive Life (333-36865);
(j)	Northwestern Mutual Variable Joint Life (333-59103);
(k)	Northwestern Mutual Custom Variable Universal Life (333-136124);
(l)	Northwestern Mutual Executive Variable Universal Life (333-136305); and
(m)	Northwestern Mutual Survivorship Variable Universal Life (333-136308).

Each of the undersigned does hereby further authorize said attorney-in-fact and agent to make said filings with the SEC and with any federal or state securities or insurance regulatory authority as they determine to be required or necessary. Each of the undersigned hereby ratifies and confirms all acts of each and either of said attorneys-in-fact and agents which they may lawfully do or cause to be done by virtue hereof. As used herein, “variable contracts” means any contracts providing for benefits or values which may vary according to the investment experience of the separate account associated therewith, including variable annuity contracts and variable life insurance policies.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 23rd day of July, 2008.

/s/ Facundo L. Bacardi	Trustee

Facundo L. Bacardi

/s/ Robert C. Buchanan	Trustee

Robert C. Buchanan

/s/ George A. Dickerman	Trustee

George A. Dickerman

/s/ David J. Drury	Trustee

David J. Drury

/s/ Connie K. Duckworth	Trustee

Connie K. Duckworth

/s/ David A. Erne	Trustee

David A. Erne

/s/ James P. Hackett	Trustee

James P. Hackett

/s/ Hans Helmerich	Trustee

Hans Helmerich

/s/ Dale E. Jones	Trustee

Dale E. Jones

/s/ Stephen F. Keller	Trustee

Stephen F. Keller

/s/ Margery Kraus	Trustee

Margery Kraus

/s/ David J. Lubar	Trustee

David J. Lubar

/s/ Ulice Payne, Jr.	Trustee

Ulice Payne, Jr.

/s/ H. Mason Sizemore, Jr.	Trustee

H. Mason Sizemore, Jr.

/s/ Peter M. Sommerhauser	Trustee

Peter M. Sommerhauser

/s/ John E. Steuri	Trustee

John E. Steuri

/s/ John J. Stollenwerk	Trustee

John J. Stollenwerk

Trustee

Barry L. Williams

/s/ Kathryn D. Wriston	Trustee

Kathryn D. Wriston

/s/ Edward J. Zore	Trustee

Edward J. Zore